EXHIBIT 99.1

Analyst/Investors please contact:

Barry Zwarenstein, Iomega Corporation, (858) 795-7188

Media please contact:

Chris Romoser, Iomega Corporation, (858) 795-7148, romoser@iomega.com

IOMEGA REPORTS FIRST QUARTER 2003 RESULTS

SAN DIEGO, April 17, 2003 – Iomega Corporation (NYSE: IOM) today reported net income of $5.3 million, or $0.10 per diluted share, for the quarter ended March 30, 2003. Net income for the quarter was favorably impacted by $3.7 million of after-tax legal settlements. In comparison, first quarter 2002 net income was $31.2 million, or $0.61 per diluted share, which included $15.8 million attributable to a decrease in the Company’s valuation allowance for net deferred tax assets.

First quarter 2003 sales of $106.2 million decreased $72.7 million, or 40.6%, compared to first quarter 2002, primarily due to decreased Zip® product sales. The first quarter 2003 gross margin percentage was 34.9%, compared with 40.5% for the first quarter of the prior year. The decrease in the gross margin percentage was primarily due to a lower proportion of sales of higher margin Zip products and to price promotions on Zip drives. Operating expenses of $29.9 million decreased $16.2 million compared to $46.1 million during the same period in 2002, due in part to $6.0 million of pre-tax net legal settlements recorded during the current quarter. First quarter 2003 operating income, including the $6.0 million of pre-tax net legal settlements, was $7.2 million compared to $26.4 million in the prior year.

During first quarter 2003, the Company’s total cash, cash equivalents, and temporary investments increased by $6.8 million to $460.7 million. Cash flow during the first quarter was adversely impacted by a $22.8 million decrease in accounts payable. As was outlined in the Company's fourth quarter 2002 earnings press release, this reduction was largely due to payments to Venture Corporation Limited for initial purchases of inventory following the November 1, 2002 sale of the Company’s Penang, Malaysia manufacturing subsidiary that were not due at December 31, 2002. First quarter 2003 cash flow was favorably impacted by $7.5 million in proceeds from a legal settlement.

“We are disappointed at the accelerated rate of decline in our core Zip product line, even allowing for a very difficult economic environment worldwide,” said Werner Heid, president and CEO, Iomega Corporation. “Zip revenues are expected to continue to decline and it will not be possible to offset this revenue decline in 2003 with the initiatives we have underway in our Mobile and Desktop Storage Systems and Network Storage Systems businesses. As we have previously stated, given the sales decline and the continuing investment in developing our new technologies, profitability in 2003 will continue to be below prior year levels. Despite this, our goal remains to achieve an operating profit in each quarter of 2003. This is an extremely challenging goal, but one on which we remain focused.”

“Strategically, we are focused on three key initiatives: building Iomega as the single destination for Mobile and Desktop Storage Systems; expanding our Network Storage Systems business by continuing to bring relevant enterprise class features to the small- and medium-sized business market via a channel assisted model; and moving forward in developing two innovative, small form factor, removable magnetic storage technologies with the goal of building new annuity streams in a variety of applications for 2004 and beyond,” continued Heid. “With the strong Iomega brand, our global channel presence and strong balance sheet, we are in an excellent position to pursue these strategies.”

First quarter 2003 Zip product sales of $73.3 million decreased $69.8 million, or 48.8%, from first quarter 2002. Iomega’s first quarter 2003 Zip drive shipments were 0.6 million units, a decrease of 0.5 million units when compared to first quarter 2002. First quarter 2003 Zip disk shipments were 4.7 million units, a decrease of 4.4 million units when compared to first quarter 2002. First quarter 2003 Zip drive unit shipments to OEM customers of 0.3 million units decreased 0.3 million units from first quarter 2002 and represented 48% of total unit shipments in first quarter 2003 compared with 51% in first quarter 2002. The first quarter 2003 Zip gross margin percentage of 46.5% decreased from 48.6% in the same period a year ago due to increased promotional and rebate activity and to lower volumes. Lower sales and gross margins more than offset the impact of reductions in and redeployment of operating expenses, resulting in a first quarter 2003 Zip product profit margin (PPM) of $29.4 million compared with $57.3 million in first quarter 2002.

First quarter 2003 CD-RW product sales of $15.3 million decreased $7.3 million from first quarter 2002. The first quarter 2003 CD-RW PPM was $0.2 million, compared to $0.1 million in the prior year.

Other mobile and desktop storage product sales in first quarter 2003 were $13.3 million, an 83.2% increase compared to $7.2 million in first quarter 2002. Sales from external hard disk drive products totaled $10.1 million, compared with $6.1 million in first quarter 2002. Sales from Iomega® Mini USB drives reached $2.7 million in the first full quarter of shipments. Product profit loss for other mobile and desktop storage products for the first quarter was $0.1 million compared to a product profit loss of $4.2 million in first quarter 2002.

First quarter 2003 product sales from the discontinued Jaz® product line were $1.9 million, a decrease of $4.0 million from first quarter 2002. Jaz PPM in first quarter 2003 was $1.3 million compared to $1.9 million in first quarter 2002.

First quarter 2003 NAS product sales of $2.3 million compared to $0.1 million in first quarter 2002 when the product line was launched. The NAS product loss in first quarter 2003 was $4.0 million due to research and development and sales and marketing spending designed to broaden and refresh our product offering beginning in second quarter 2003 and under-absorbed operational overhead due to lower volumes. This compared to a product loss of $0.7 million in first quarter 2002.

During first quarter 2003, the expenses incurred in connection with the new technologies under development, called Digital Capture Technology (“DCT”) and Small Form Factor Removable Hard Disk System (“SFF-RHDS”), were $4.9 million. A further $0.9 million, primarily supplier tooling and manufacturing equipment, was capitalized.

Please refer to the attached supplemental information schedule for unit information by product line and revenue by region.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega’s first quarter results. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, May 1, 2003.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their valuable digital information. Iomega’s award-winning storage products include the popular Zip® 100MB, 250MB and 750MB drives, high-performance Iomega® HDD Portable Hard Drives that feature capacities from 20GB to 60GB, Iomega® HDD Desktop Hard Drives that offer capacities from 40GB to 120GB, the new Iomega® Mini USB Drive in 64MB, 128MG and 256MB capacity sizes, Iomega® external CD-RW drives and the Iomega® Floppy USB-Powered Drive. Iomega simplifies data protection and sharing at home and in the workplace with Iomega® Automatic Backup software, Iomega® Sync software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega® NAS servers offer capacities of 120GB to 1.4TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™ secure online storage. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at http://www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding expected Zip product revenue declines, the goal to leverage Iomega’s brand, channel presence and balance sheet to pursue key initiatives, the goal to build Iomega as the single destination for storage products, the plan to continue to expand NAS product offerings, the plan to develop new removable magnetic storage solutions with the goal to build new annuity streams in 2004 and beyond, the goal to achieve an operating profit in each quarter of 2003, the Company’s belief that it is in an excellent position to pursue its strategies, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include the level of retail and OEM market acceptance of and demand for the Company’s products, any rejection by customers of Iomega’s “destination storage” concept or failure in implementation thereof, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company’s success in the timely producing and marketing of its products, increased acceleration of the revenue decline on the Zip product line, the Company’s inability to achieve profitability on its NAS, HDD, and CD-RW product lines, technical difficulties, delays and cost challenges on new products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company’s new products, the failure to achieve OEM adoption on new products, any inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights, competition, adverse final judgments in litigation, the business failure of any significant customer, worldwide economic uncertainty caused by the war with Iraq, reductions in consumer spending in Asia due to SARS virus fears, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega’s most recent Annual Report on Form 10-K.

# # #

Copyright© 2003 Iomega Corporation. All rights reserved. Iomega, Zip, Jaz, HotBurn, Active Disk, iStorage, and ioLink are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                       For the Three Months Ended
                                                  ---------------------------------------------------------------------
                                                   March 30,                 March 31,              Dec. 31,
                                                     2003%           2002%          2002%
                                                  -----------  ---------    ----------   -------   --------- ----------
Sales                                               $106,182     100.0%      $178,897    100.0%    $153,842     100.0%
Cost of Sales                                         69,072      65.1%       106,371     59.5%      91,199      59.3%
                                                  -----------  ---------    ----------   -------   --------- ----------
   Gross margin                                       37,110      34.9%        72,526     40.5%      62,643      40.7%
                                                  -----------  ---------    ----------   -------   --------- ----------

Operating Expenses:
  Selling, general and administrative                 21,358      20.1%        37,500     21.0%      29,822      19.4%
  Research and development                             8,588       8.1%         8,644      4.8%       9,648       6.3%
  Restructuring reversals                                (78)     (0.1%)            0      0.0%         (25)     (0.0%)
                                                  -----------  ---------    ----------   -------   --------- ----------
     Total operating expenses                         29,868      28.1%        46,144     25.8%      39,445      25.6%
                                                  -----------  ---------    ----------   -------   --------- ----------
Operating Income                                       7,242       6.8%        26,382     14.7%      23,198      15.1%
  Interest and other income and expense, net           1,888       1.8%           216      0.1%       1,051       0.7%
                                                  -----------  ---------    ----------   -------   --------- ----------
Income Before Income Taxes                             9,130       8.6%        26,598     14.9%      24,249      15.8%
(Provision) Benefit for Income Taxes                  (3,817)     (3.6%)        4,611      2.6%      (6,449)     (4.2%)
                                                  -----------  ---------    ----------   -------   --------- ----------
Net Income                                            $5,313       5.0%       $31,209     17.4%     $17,800      11.6%
                                                  ===========  =========    ==========   =======   ========= ==========

Basic Earnings Per Share                               $0.10                    $0.61                 $0.35
                                                  ===========               ==========             =========
Diluted Earnings Per Share                             $0.10                    $0.61                 $0.35
                                                  ===========               ==========             =========
Weighted Average Common Shares Outstanding            51,265                   51,281                51,209
                                                  ===========               ==========             =========
Weighted Average Common Shares Assuming Dilution      51,298                   51,375                51,258
                                                  ===========               ==========             =========

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                       For the Three Months Ended
                                                  ---------------------------------------------------------------------
                                                   March 30,                 March 31,              Dec. 31,
                                                     2003%           2002%          2002%
                                                  -----------  ---------    ----------   -------   --------- ----------
Sales:
  Mobile and Desktop Storage:
     Zip                                             $73,309      69.0%      $143,066     80.0%    $110,450      71.8%
     Optical (1)                                      15,346      14.5%        22,597     12.6%      22,416      14.6%
     Jaz                                               1,884       1.8%         5,873      3.3%       2,307       1.5%
     PocketZip                                           107       0.1%            19      0.0%         661       0.4%
     Other mobile and desktop storage products        13,256      12.5%         7,235      4.0%      13,472       8.8%
   Network storage products (2)                        2,280       2.1%           107      0.1%       4,536       2.9%
                                                  -----------               ----------             ---------
        Total Sales                                 $106,182                 $178,897              $153,842
                                                  ===========               ==========             =========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                             $29,356                  $57,312               $46,215
     Optical (1)                                         235                       69                   384
     Jaz                                               1,263                    1,944                 1,069
     PocketZip                                           191                      737                   615
     Other mobile and desktop storage products          (113)                  (4,227)                 (402)
   Network storage products (2)                       (4,044)                    (673)               (2,116)
   New technologies (3)                               (4,858)                  (1,121)               (3,281)
                                                  -----------               ----------             ---------
        Total Product Profit Margin                   22,030                   54,041                42,484

Common:
   General corporate expenses                        (14,866)                 (27,659)              (19,311)
   Restructuring reversals                                78                        0                    25
   Interest and other income and expense, net          1,888                      216                 1,051
                                                  -----------               ----------             ---------
      Income Before Income Taxes                      $9,130                  $26,598               $24,249
                                                  ===========               ==========             =========

(1) Optical consists of CD-RW drives and the Company's new DVD products which began shipping in limited volumes in Q1 2003.
    Therefore, the majority of the Q1 2003 amounts resulted from CD-RW.
(2) Network storage products were previously presented in Other products.  2002 amounts have been reclassified for consistent presentation.
(3) New technologies were previously presented in general corporate expenses.  2002 amounts have been reclassified for consistent presentation.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                   March 30,    March 31,    Dec. 31,
                                                     2003         2002         2002
                                                  -----------  ---------    ----------
ASSETS:
  Cash and cash equivalents                         $174,064   $232,077      $241,519
  Restricted cash                                        200      5,907         3,800
  Temporary investments                              286,395    103,382       208,545
  Trade receivables                                   32,316     81,947        54,477
  Inventories                                         35,098     56,197        40,525
  Deferred taxes                                      23,670     34,012        27,573
  Other current assets                                12,963     34,270        14,490
                                                  -----------  ---------    ----------
      Total Current Assets                           564,706    547,792       590,929
  Property, plant and equipment (net)                 16,976     51,378        18,102
  Intangible and other assets                         17,871     22,528        18,568
                                                  -----------  ---------    ----------
                                                    $599,553   $621,698      $627,599
                                                  ===========  =========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                                   $37,357    $59,626       $60,131
  Other current liabilities                           89,691    138,518        99,078
                                                  -----------  ---------    ----------
      Total Current Liabilities                      127,048    198,144       159,209
  Deferred taxes                                      54,352     14,161        55,107
  Long-term liabilities                                1,301      2,074         2,244
  Stockholders' equity                               416,852    407,319       411,039
                                                  -----------  ---------    ----------
                                                    $599,553   $621,698      $627,599
                                                  ===========  =========    ==========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                               For the Three Months Ended
                                                               --------------------------
                                                               March 30,       March 31,
                                                                 2003             2002
                                                               ---------       ----------
Cash Flows from Operating Activities:
   Net Income                                                    $5,313          $31,209
   Non-Cash Revenue and Expense Adjustments                       5,627           15,191
                                                               ---------       ----------
                                                                 10,940           46,400
   Changes in Assets and Liabilities:
      Trade receivables                                          24,143            8,145
      Restricted cash                                             3,600           (1,763)
      Inventories                                                 5,427            1,716
      Other current assets                                        1,822           (5,121)
      Accounts payable                                          (22,774)          (8,924)
      Accrued restructuring                                        (455)          (6,433)
      Other current liabilities and income taxes                 (9,227)         (16,801)
                                                               ---------       ----------
        Net cash provided by operating activities                13,476           17,219
                                                               ---------      ----------

Cash Flows from Investing Activities:
   Purchase of property, plant and equipment                     (1,810)          (2,590)
   Sale of temporary investments                                136,724           61,106
   Purchase of temporary investments                           (215,396)         (59,812)
   Net change in other assets and other liabilities                (617)            (651)
                                                               ---------       ----------
      Net cash used in investing activities                     (81,099)          (1,947)
                                                               ---------       ----------

Cash Flows from Financing Activities:
   Proceeds from sale of Common Stock                               168               82
   Net payments on leases and other obligations                       0             (302)
   Purchase of Common Stock                                           0           (2,924)
                                                               ---------       ----------
      Net cash provided by (used in) financing activities           168           (3,144)
                                                               ---------       ----------
Net Increase (Decrease) in Cash and Cash Equivalents            (67,455)          12,128
Cash and Cash Equivalents at Beginning of Period                241,519          219,949
                                                               ---------       ----------
Cash and Cash Equivalents at End of Period                     $174,064         $232,077
                                                               =========       ==========

IOMEGA CORPORATION
Supplemental Information
First Quarter 2003
(Unaudited)

                                                    Revenue by Region
($Millions)                                Q1 2003          Q1 2002       Yr/Yr Change       Q4 2002          Change
----------------------------------------------------------------------------------------------------------------------
Americas                                       $65             $111            ($46)             $96            ($31)
Europe                                         $32              $56            ($24)             $48            ($16)
Asia                                            $9              $12             ($3)             $10             ($1)
                             -----------------------------------------------------------------------------------------
Total Revenue                                 $106             $179            ($73)            $154            ($48)

                                   Regional Revenue as a Percentage of Total Revenue
                                           Q1 2003          Q1 2002                          Q4 2002
-----------------------------------------------------------------------------------------------------
Americas                                       61%              62%                              63%
Europe                                         30%              31%                              31%
Asia                                            9%               7%                               6%
                                   ---------------------------------               ------------------
Total Revenue                                 100%             100%                             100%

                                                                   Product Platform Data
                                                            (in thousands, except for NAS units)
                                                                                                                        Cumulative
                                            Q1 2002          Q2 2002         Q3 2002          Q4 2002        Q1 2003    Shipped
------------------------------------------------------------------------------------------------------------------------------------
Mobile and Desktop Storage Systems

     Zip Drive Units                         1,116              969           1,015              949             600   >50 million
     Unit Change Yr/Yr                        (25%)            (20%)           (21%)            (24%)           (46%)
     Iomega OEM                                566              550             571              462             289
     OEM Unit Change Yr/Yr                    (11%)            (18%)           (21%)            (28%)           (49%)
     Iomega OEM %                              51%              57%             56%              49%             48%
     Zip Disk Units                          9,099            6,262           6,789            5,685           4,676   >315 million
     Unit Change Yr/Yr                        (22%)            (27%)             2%             (23%)           (49%)

     Jaz Drive Units                             2                0               0                0               0   >2.9 million
     Unit Change Yr/Yr                        (95%)           (100%)          (100%)           (100%)          (100%)
     Jaz Disk Units                             72               54              34               35              24   >11 million
     Unit Change Yr/Yr                        (69%)            (59%)           (67%)            (73%)           (67%)

     Iomega CD-RW Drive Units                  154              179             128              219             157   >2.0 million
     Unit Change Yr/Yr                        (43%)            (24%)           (13%)              4%              2%

     Peerless Drive Units                       16                8               5                6               4
     Unit Change Yr/Yr                         N/A             (27%)           (74%)            (68%)           (75%)
     Peerless Disk Units                        22               21              13               13               8
     Unit Change Yr/Yr                         N/A              50%            (28%)            (50%)           (64%)

     HDD Units                                 N/A               18              23               61              61

     Mini USB Drive Units                      N/A              N/A             N/A                6              41

Network Storage Systems

     NAS Units                                  79              693             979            1,633           1,273